Exhibit 10.1

SECOND AMENDMENT TO

SENIOR SECURED CONVERTIBLE NOTE

This Second Amendment to Senior Secured Convertible Note (this “Amendment”) dated as of October 9, 2023 (the “Effective Date”) is entered into by and between Gaucho Group Holdings Inc., a Delaware corporation (the “Company”), and                        ,                                                        (the “Purchaser”).

RECITALS

A. The Purchaser and the Company entered into that certain Securities Purchase Agreement dated as of February 21, 2023 (the “Original Agreement”), pursuant to which the Company agreed to sell and issue to the Purchaser, in a series of closings, a senior secured convertible note, as amended on October 5, 2023 (the “Original Note”), convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in a principal amount of $5,617,978 and warrants (the “Warrants”) to purchase shares of the Company’s Common Stock.

B. Pursuant to the Original Agreement, the Company issued to the Purchaser the Original Note in a principal amount of $5,617,978, and a Warrant to purchase up to 3,377,099 shares of Common Stock, on February 21, 2023.

C. The Purchaser and the Company desire to amend the Original Note pursuant to and in accordance with the terms set forth herein.

D. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Note and Original Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment.

(a) Section 3(d)(ii) of the Original Note is hereby amended and restated in its respective entirety as follows:

Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of this Note or otherwise pursuant to the terms of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes or otherwise pursuant to the terms of this Note (as the case may be) without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Buyer shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes or otherwise pursuant to the terms of the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the original principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the Securities Purchase Agreement) divided by (2) the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s Notes, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a holder’s Notes, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such Notes shall be allocated, to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the shares of Common Stock underlying the Notes then held by each such holder of Notes. At any time after the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement), in the event that the Company is prohibited from issuing shares of Common Stock pursuant to this Section 3(d)(i) (the “Exchange Cap Shares”), the Company shall pay cash in exchange for the cancellation of such portion of this Note convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such issuance and payment under this Section 3(d)(i) and (ii) to the extent of any Buy-In related thereto, any Buy-In Payment Amount, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith (collectively, the “Exchange Cap Share Cancellation Amount”).

1

2. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Purchaser.

(b) Entire Agreement. This Amendment together with the Original Note constitutes the entire agreement of the Company and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Purchaser with respect to the subject matter hereof. Except as amended by this Amendment, the Original Note shall continue in full force and effect.

(c) Note in Full Force and Effect. Except as expressly modified as contemplated hereby, the Original Note, and all of the other Transaction Documents, as currently in effect, is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. In furtherance thereof, the Company hereby affirms the continued effectiveness of all security interests granted by the Company, its subsidiaries and any other affiliates, as applicable, under the Transaction Documents, until the Note has been repaid, in full. This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Note, and is not intended by either party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder.

(d) Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Remainder of page intentionally left blank; signature page follows.]

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

GAUCHO GROUP HOLDINGS INC.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Second Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:

By:

Signature Page to Second Amendment to Original Note